Exhibit 21
SUBSIDIARIES OF COMSTOCK RESOURCES, INC.

Name	Incorporation	Business Name
Comstock Oil & Gas GP, LLC	Nevada	Comstock Oil & Gas GP, LLC

Comstock Oil & Gas Investments, LLC	Nevada	Comstock Oil & Gas Investments, LLC

Comstock Oil & Gas, LP(1)	Nevada	Comstock Oil & Gas, LP

Comstock Oil & Gas Holdings, Inc.(2)	Nevada	Comstock Oil & Gas Holdings, Inc.

Comstock Oil & Gas — Louisiana, LLC(3)	Nevada	Comstock Oil & Gas — Louisiana, LLC

Comstock Offshore, LLC(4)	Nevada	Comstock Offshore, LLC

Bois d’Arc Energy, Inc.(5)	Nevada	Bois d’Arc Energy, Inc.

Bois d’Arc Oil & Gas Company, LLC(6)	Nevada	Bois d’Arc Oil & Gas Company, LLC

Bois d’Arc Holdings, LLC(6)	Texas	Bois d’Arc Holdings, LLC

Bois d’Arc Offshore, Ltd.(7)	Nevada	Bois d’Arc Offshore, Ltd.

Bois d’Arc Properties, LP(8)	Nevada	Bois d’Arc Properties, LP

(1)	Comstock Oil & Gas GP, LLC is the general partner and Comstock Oil & Gas Investments, LLC is the limited partner of this partnership

(2)	100% owned by Comstock Oil & Gas, LP

(3)	Subsidiary of Comstock Oil & Gas Holdings, Inc.

(4)	Subsidiary of Comstock Oil & Gas — Louisiana, LLC

(5)	49.4% owned by Comstock Resources, Inc.

(6)	Subsidiary of Bois d’Arc Energy, Inc

(7)	Bois d’Arc Oil & Gas Company, LLC is the general partner and Bois d’Arc Energy, Inc. is the limited partner of this partnership

(8)	Bois d’Arc Holdings, LLC is the general partner and Bois d’Arc Energy, Inc. is the limited partner of this partnership